Exhibit 10.9

GUARANTEE

To:	HJG PARTNERSHIP

(hereinafter called the “Creditor”)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned, METALLUM EXPLORATION LIMITED, (hereinafter called the “Guarantor”) hereby guarantees payment on demand to the Creditor of the sum of THREE HUNDRED THOUSAND ($300,000.00) DOLLARS, owing by:

FOCUS CELTIC GOLD CORP.

(hereinafter called the “Borrower”)

to the Creditor together with interest thereon in accordance with the terms of a convertible debenture between the Borrower and the Creditor of concurrent date herewith executed by the Borrower (the “Convertible Debenture”) (such debt and associated obligations being hereinafter called the “Obligations”).

NOW THEREFORE, the Guarantor hereby agrees with the Creditor as follows:

1.	The Creditor may, without giving notice to or obtaining the consent of the Guarantor, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any securities, release any undertaking, property or assets charged by any securities to third parties and otherwise deal or fail to deal with the Borrower and others (including, without limitation, any other guarantors) and securities, hold any monies received from the Borrower and others or from any securities unappropriated, apply such monies against such part of the Obligations and change any such application in whole or in part from time to time, all as the Creditor may see fit, without prejudice to or in any way discharging or diminishing the liability of the Guarantor and no loss of or in respect of any securities received by the Creditor from the Borrower or any other persons, whether occasioned through the fault of the Creditor or otherwise, shall in any way discharge or diminish the liability of the Guarantor.
2.	This Guarantee shall be a continuing guarantee and shall cover all the Obligations and it shall apply to and secure any ultimate balance due or remaining unpaid by the Borrower to the Creditor under the Convertible Debenture.
3.	The liability of the Guarantor shall be absolute and unconditional irrespective of:
(a)	the invalidity, unenforceability or illegality, in whole or in part, of any agreements, instruments or other documents held by the Creditor to create, represent or evidence any of the Obligations;
(b)	any defense, counterclaim or right of set-off available to the Borrower;
(c)	any change in the name, objects, capital, constating documents or by-laws of the Borrower;
(d)	any amalgamation, merger or re-organization of the Borrower or, if a partnership, in the firm, including, without limitation, by reason of the death, retirement or admission for membership of any partners (in which case this agreement shall apply to the corporation or partnership, as the case may be, resulting or continuing therefrom); or

(e)	any other circumstances which might otherwise constitute, in whole or in part, a defense available to, or a discharge of, the Guarantor, the Borrower or any other persons, firms or corporations in respect of the Obligations or the liability of the Guarantor.
4.	This Guarantee shall be operative and binding upon the Guarantor and possession of this Guarantee by the Creditor shall be conclusive evidence against the Guarantor that this Guarantee was not delivered in escrow nor delivered pursuant to any agreement that it should not be effective until any conditions precedent or subsequent had been complied with.
5.	No suit based on this Guarantee shall be instituted until at least fifteen (15) days written demand for payment has been made and demand for payment shall be deemed to have been effectually made upon the Guarantor if and when an envelope containing such demand, addressed to the Guarantor at the address of such Guarantor last known to the Creditor, is posted, postage prepaid, in the post office.
6.	This Guarantee covers the entire agreement between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein.
7.	This Guarantee shall extend to and enure to the benefit of the Creditor and its successors and assigns and every reference herein to the Guarantor is a reference to and shall be construed as including the Guarantor and the successors and assigns of the Guarantor, as the case may be, to and upon all of whom this Guarantee shall extend and be binding.
8.	This Guarantee shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.
9.	The Guarantor acknowledges receiving a copy of this Guarantee.

IN WITNESS WHEREOF this Guarantee is executed by the Guarantor at the City of Toronto, in the Province of Ontario, as of the _17_ day of February, 2012.

METALLUM EXPLORATION LIMITED

Per:	/s/ Grant R. White
Name: Grant White I have authority to bind the corporation

Per:	/s/Dorian Nicol
Name: Dorian Nicol
I have authority to bind the corporation